As filed with the Securities and Exchange Commission on August 3, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORKIVA INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
___________________________________

Matthew M. Rizai
Chief Executive Officer
2900 University Boulevard
Ames, Iowa 50010
(888) 275-3125
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Troy M. Calkins General Counsel 55 W. Monroe Street, Suite 3150 Chicago, Illinois 60603 (312) 988-0737
___________________________________
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

As filed with the Securities and Exchange Commission on August 3, 2017
Registration No. 333-

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A common stock, $0.001 par value per share
Preferred stock, $0.001 par value per share
Debt Securities
Warrants
Rights
Units(3)
TOTAL			$250,000,000	$28,975.00(4)
(1)
Omitted pursuant to General Instruction II.D. of Form S-3. We are registering an indeterminate amount or number of the securities of each identified class as we may from time to time issue at indeterminate prices, including securities issuable upon conversion, exercise, exchange, redemption, repurchase or settlement of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities issuable by reason of any stock split, stock dividend or similar transaction, including anti-dilution provisions.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(4)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act for the $250,000,000 of securities being registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 3, 2017

$250,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, we may offer up to $250,000,000 of any combination of the securities described in this prospectus, either individually or in units. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “WK”. The last reported sale price on August 1, 2017 was $19.75 per share.
Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2017

This prospectus is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated by reference herein carefully, including the "Risk Factors" section. We carry on our business directly and through our subsidiaries. In this prospectus, unless the context indicates or implies otherwise, the terms "company," "we," "us," and "our" refer to Workiva Inc. and its subsidiaries.
We have not authorized anyone else to provide you with any information other than the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. We will provide a prospectus supplement that will contain specific information about the terms of a particular offering or to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our ordinary shares and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference.
Factors that could cause actual results to differ materially from those suggested by the forward looking statements include:

•	our limited operating history, which makes it difficult to predict our future operating results;

•	our lack of profitability historically and uncertainty about achieving or maintaining future profitability;

•	our revenue growth rate may not be indicative of our future performance;

•	our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business;

•	our efforts to increase use of our Wdesk platform in applications other than SEC filings may not succeed and may reduce our revenue growth rate;

•	our inability to compete effectively with the intense competition we face in the marketplace could adversely affect our operating results;

•	our efforts to augment our direct-sales channels by developing relationships with third parties may not be successful, which could affect our revenue growth;

•	our failure to establish and maintain relationships with partners that can provide complimentary technology offerings and software integrations may limit our ability to grow our business;

•	our solutions may become less competitive if we do not keep pace with technological changes, which could result in our business becoming less competitive;

•	our existing customers may experience service outages and new customers may experience delays in the deployment of our solutions if we fail to manage our technical operations infrastructure;

•	our third-party data center hosting facilities may suffer interruptions or delays, which could impair the delivery of our service and harm our business;

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our internet infrastructure, bandwidth providers, data center providers, other third parties or our own systems for providing our solutions to customers could experience a failure or interruption, which could negatively impact our business;

•	our failure to offer high-quality technical support services would adversely affect our relationships with our customers and our financial results;

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our revenue recognition practices related to the fact that our platform is offered on a subscription basis is more sensitive to downturns or upturns in sales, which may not be immediately reflected in our operating results;

•	our ability to accurately predict subscription renewal or upgrade rates and the impact these rates may have on our future revenue and operating results;

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our labor costs related to increased competition for employees, higher employee turnover rates and required wage increases and health benefit coverage, lawsuits or labor union activity may subject us to financial risks;

•	our technology delivery model and cloud-based software may develop a market more slowly than we expect, which could harm our business;

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our inability to maintain the licenses for third-party licensed software for use in or with our solutions could result in increased costs or reduced service levels, which would adversely affect our business.

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the impact of changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our solutions and could have a negative impact on our business;

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our failure to comply with U.S. and foreign data privacy and protection laws and regulations as well as contractual privacy obligations could subject us to fines and damages and would harm our reputation and business;

•	our failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand; and

•	our failure to comply with the terms of one or more of our solutions that utilize open source software could negatively affect our business.

The factors listed above should be not construed as exhaustive and should be read in conjunction with the Risk Factors that are included below. We undertake no obligation to publicly update or review any forward looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

OUR COMPANY

Workiva provides enterprises with cloud solutions for improving productivity, accountability and insight into business data. Workiva created Wdesk, a collaborative work management platform for organizations to collect, link, report and analyze their business data. Wdesk’s proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate risk, improves productivity and gives users confidence to make decisions with real-time data.

Our principal executive offices are located at 2900 University Boulevard, Ames, Iowa 50010, and our telephone number is (888) 275-3125. We were formed in California in August 2008 as WebFilings LLC. In 2014, we changed our name to Workiva LLC, converted into a Delaware limited liability company, and subsequently converted into a Delaware corporation with the name Workiva Inc.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus, any related prospectus supplement or any related free writing prospectus involves risks. Before acquiring any of our securities, you should carefully consider the risk factors incorporated by reference to our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by that annual report, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors (if any) and other information contained in any applicable prospectus supplement or free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled "Cautionary Note Regarding Forward-Looking Statements." Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.
USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products, services, technologies or other assets. From time to time, we may engage in additional public or private financings of a character and amount we deem appropriate.
RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our deficiency of earnings available to cover fixed charges for each of the years ended December 31, 2016, 2015, 2014, 2013 and 2012 and for the six months ended June 30, 2017. The information set forth below should be read together with our consolidated financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included in our Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated by reference herein.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of loss before provision for income taxes plus fixed charges. Fixed charges consist of interest expense and an estimate of interest expense within rental expense.

Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented.  Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.

	Six months ended June 30,	Fiscal Year Ended December 31,
	2017	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges (in thousands)	$(15,990)	$(30,585)	$(29,544)	$(41,122)	$(43,406)	$(43,953)
FORMS OF SECURITIES
DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock includes a summary of specified provisions of our certificate of incorporation and bylaws. This description also summarizes relevant provisions of the Delaware General Corporation Law, or “DGCL.” The terms of our certificate of incorporation and bylaws, and the DGCL are more detailed than the general information below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, we refer you to the forms of our certificate of incorporation and bylaws that are filed as exhibits to the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement.

Under our certificate of incorporation, we have two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. The beneficial owners of our Class B common stock are certain of our executive officers. Any holder of Class B common stock may convert all or a portion of his shares at any time into shares of Class A common stock on a share-for-share basis. In addition, Class B common stock will convert automatically into Class A common stock upon the occurrence of specified events, including any transfer, except for certain permitted transfers described below. Except as specified below, the holders of Class A and Class B common stock will vote together as a single class. Except as expressly provided in our certificate of incorporation, including with respect to voting rights and conversion rights, the rights of the two classes of common stock are identical. In addition, our certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

As of August 1, 2017, our authorized capital stock consisted of 1,600,000,000 shares, each with a par value of $0.001 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	500,000,000 shares are designated as Class B common stock; and

•	100,000,000 shares are undesignated preferred stock.
As of August 1, 2017 there were 31,104,117 shares of our Class A common stock outstanding and 10,719,888 shares of our Class B common stock outstanding. No shares of preferred stock are outstanding.

Common Stock

Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights
The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by our certificate of incorporation or law. Delaware law could require either holders of our Class A common stock or our Class B common stock to vote separately as a single class in the following circumstances:

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If we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment; and

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If we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

In addition, the affirmative vote of the holders of the Class B common stock is required to amend the provisions of our certificate of incorporation that relate to our dual class structure.

Under our certificate of incorporation, we are not able to engage in certain mergers or other transactions in which the holders of Class A common stock and Class B common stock are not given the same consideration, without the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting separately as a class, and Class B common stock, voting separately as a class. No separate class vote will be required, however, if the holders of each class of common stock receive equity securities in the surviving entity with voting and related rights substantially similar to the rights of the class of common stock held by the holders prior to the merger or other transaction. In addition, we may not issue any new shares of Class B common stock, other than shares issued in connection with stock dividends, stock splits, reclassifications and similar transactions.

Stockholders do not have the ability to cumulate votes for the election of directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights
None of our common stock is entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions
Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Class A common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion
Our Class A common stock is not convertible into any other shares of capital stock. Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon the occurrence of specified events, including any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or the stockholder’s family members, and individuals or entities controlled by the stockholder or the stockholder’s family members, and transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement. Each share of Class B common stock will also convert automatically into one share of Class A common stock upon the death of a Class B common stockholder, except if the shares are transferred in accordance with the foregoing sentence. Further, each share of Class B common stock will convert into one share of Class A common stock if the conversion is approved by the holders of at least two-thirds of the then-outstanding shares of Class B common stock. Once converted into Class A common stock, a share of Class B common stock may not be reissued.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our Class A stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock. The terms of any preferred stock issued under this prospectus, including any voting, dividend, liquidation, redemption and conversion rights, will be described in each applicable prospectus supplement

Anti-Takeover Provisions

So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of common stock, our Class B holders will, if voting together, effectively control all matters submitted to our stockholders for a vote, as well as the overall management and direction of our company, which could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. In addition, the provisions of Delaware law, our certificate of incorporation and our bylaws may have the same effect.

Section 203 of the Delaware General Corporation Law
We are governed by the provisions of Section 203 of the DGCL. Section 203 generally restricts Delaware corporations from engaging, under some circumstances, in a business combination, which includes certain mergers or sales of at least 10% of the corporation’s assets, with any interested stockholder, which is generally defined to mean any person or entity that (i) is the owner of 15% or more of the corporation’s outstanding voting stock, or (ii) is an affiliate or associate of the corporation and was the owner or 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder, and the affiliates and associates of that person unless:

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prior to the time the stockholder became an “interested stockholder,” the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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at or subsequent to the time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaw Provisions
Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

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Dual Class Stock. As described above in “Common Stock—Voting Rights,” our certificate of incorporation provides for a dual class common stock structure, which gives the beneficial owners of our Class B common stock the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock on a combined basis. These matters include the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.

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Supermajority Approvals. Our certificate of incorporation provides that certain amendments to our certificate of incorporation or bylaws by stockholders require the approval of two-thirds of the combined vote of our then-outstanding shares of Class A and Class B common stock. This has the effect of making it more difficult to amend our certificate of incorporation or bylaws to remove or modify any existing provisions.

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Board of Directors Vacancies. Our certificate of incorporation and bylaws authorize only our board of directors, and not our stockholders, to fill vacant directorships. These provisions could prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Classified Board. Under our certificate of incorporation, our board of directors is divided into three classes of directors, each of which will hold office for a three-year term. In addition, directors may only be removed from the board of directors for cause and only by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of our Class A and Class B common stock. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Stockholder Action; Special Meeting of Stockholders. Our certificate of incorporation does not permit our stockholders to take action by written consent, and as a result, they are only able to take action at annual or special meetings of our stockholders. Our certificate of incorporation and bylaws further provide that special meetings of our stockholders may be called only by a majority of our total number of directors, the chairman of our board of directors, our chief executive officer, or our president (in the absence of a chief executive officer). This could have the effect of preventing or delaying significant corporate actions that would otherwise be taken by the holders of at least a majority of the combined voting power of our Class A and Class B common stock.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may deter our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

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Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our Class A common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our board of directors may issue, without stockholder approval, up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of Class A common stock or preferred stock enables our board of directors to make more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed to us; any action asserting a claim arising pursuant to the DGCL, our certificate of incorporation or our bylaws; any action to interpret, apply, enforce or determine the validity of any provision of our certificate of incorporation or our bylaws; or any action asserting a claim that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A., located at 250 Royall Street, Canton, Massachusetts 02021.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to those securities.
The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. The senior debt securities will be issued under a senior debt indenture and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.
We have summarized below the material provisions of the two indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and the later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts
The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements
The prospectus supplement relating to a series of debt securities will summarize the specific terms of those debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:

•	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);

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any limit upon the aggregate principal amount of the securities of the series that may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

•	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;

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the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method or methods by which the date or dates will be determined, the dates on which any interest will be payable, our right, if any, to defer or extend an interest payment date, the record date, if any, for the interest payable on any security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon us in respect of the securities of the series and the indenture may be served and notices to holders will be published;

•
the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option and, the manner in which the particular securities of the series (if less than all securities of the series are to be redeemed) are to be selected for redemption;

•
our right or obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to the obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

•
if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•
if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at our election or at the election of a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•
if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which the amounts will be determined and any special voting or defeasance provisions in connection therewith;

•
if other than the principal amount thereof, the portion of the principal amount of the securities of the series that will be payable upon declaration of acceleration thereof or the method by which the portion will be determined;

•	the person to whom any interest on any securities of the series will be payable;

•	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of events as may be specified;

•	any deletions from, modifications of or additions to the events of default or covenants pertaining to the securities of the series;

•
under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company has the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

•	the forms of the securities of the series;

•	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of the series;

•	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;

•
if the securities of the series will be issued in whole or in part in global form, (A) the depositary for the global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange their interests for certificated securities of the series, to be registered in the names of or to be held by the beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any exchange may occur;

•	the designation of the depositary with respect to the securities of the series;

•	any restrictions on the registration, transfer or exchange of the securities of the series;

•
if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of the series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of the certificates, documents or conditions;

•
if the securities of the series will be convertible into or for other securities or property of the company, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other securities or property of the company;

•
whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

•
any other terms of the securities of the series, including any terms which may be required by or advisable under U.S. laws or regulations or advisable (as determined by us) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or its nominee. Upon issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by the participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for the registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants
We will agree in the indentures with respect to any series of debt securities to:

•	pay the principal, interest and any premium on the securities of the series when due;

•
maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

•
prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may;

•
deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

•
unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets
We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

•
the successor or surviving entity assumes all of our obligations under the securities of that series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case

•	immediately after giving effect to the transaction, no event of default under the relevant indenture will have happened and be continuing.

Upon any consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to that series of debt securities, except in the case of a lease of all or substantially all of our assets.

Satisfaction and Discharge
Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:

•
all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•
the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance
Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

•
to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

•
we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

◦	cash in U.S. dollars;

◦
non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

◦
a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

•
we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•
no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which the deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of those debt securities.
After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.
The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.

Information Concerning the Trustee
The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Global Securities
The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to the debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by the participants. Ownership of beneficial interests in the registered global security will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by the registered global security registered in their names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take the action, and the participants would authorize beneficial owners owning through them to take the action.
Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with those payments in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”
If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In that event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.
Any debt securities issued in certificated form in exchange for a global security will be registered in the name or names as the depositary shall instruct the relevant trustee. We expect those instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Form, Exchange, Transfer
Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.
A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities
Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.

Events of Default
The following, among others, are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•
we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than the series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by the declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.
The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•
during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating those series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.
We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments
Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating those series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating those series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities
The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination
Our obligations under the subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the subordinated indenture; or

•	obligations under any subordinated debt securities.
If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the subordinated debt securities. The provisions of the subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of subordinated debt securities to convert the debt securities into equity securities.
We may not make any payment on the subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of subordinated debt securities to convert the debt securities into equity securities.
The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable subordinated debt securities.
We expect that the terms of some of our senior debt will provide that an event of default under the subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the subordinated debt securities is accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for subordinated debt securities may not limit our ability to incur additional senior debt.
Events of Default
The following, among others, are events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•
we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than that series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.
If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by the declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.
The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•
during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating those series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of subordinated debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.
We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments
Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating those series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating those series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:

•	provide for the assumption by a successor company of our obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon us;

•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Warrants may be issued independently or together with any preferred stock, Class A common stock, or debt securities, and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent, if any, will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants if separate from the warrant agreement, relating to the specific warrants being offered, as well as any applicable prospectus supplement or free writing prospectus, for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The prospectus supplement relating to any warrants that we offer will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the exercise price for shares of our Class A common stock and the number of shares of Class A common stock to be received upon exercise of the warrants;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	the date from and after which the warrants and the Class A common stock, preferred stock and/or debt securities will be separately transferable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures;

•	the anti-dilution provisions of the warrants;

•	redemption or call provisions;

•	whether the warrants are to be sold separately or in combination with other securities; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Any transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.
DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any offered securities remaining unsubscribed for after the rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of Class A common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	a discussion of material U.S. federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Class A common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of those methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of material U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any of those methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell those securities at varying prices to be determined by the dealer in its discretion at the time of resale without consulting with us, and the resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act of 1933, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in those transactions or that the transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which those contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of the contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, Drinker Biddle & Reath LLP will provide an opinion regarding the authorization and validity of the securities and other legal matters. Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
Our consolidated financial statements incorporated by reference in our Annual Report (Form 10-K) for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.workiva.com/investors/overview/default.aspx as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE
We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

Workiva Inc. SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2016

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2017 and June 30, 2017

Current Reports on Form 8-K	Filed on June 19, 2017

Proxy Statement on Schedule 14A (those portions incorporated by reference into Workiva Inc.’s Form 10‑K only)	Filed on April 26, 2017

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36773), including any amendments or reports filed for the purpose of updating such description.
Filed on December 5, 2014

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of the documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes the earlier statement.

Documents incorporated by reference are available from the SEC as described above or from Workiva Inc. without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Workiva Inc.
2900 University Blvd
Ames, IA 50010
(888) 275-3125

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than any underwriting discounts, commissions and transfer taxes. Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$28,975
Accounting Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)    These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.
Sections 145 and 102(b)(7) of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Sections 145 and 102(b)(7) of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, our certificate of incorporation contains provisions that eliminate the personal liability of directors of the Company for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify directors and officers of the Company to the maximum extent not prohibited by the DGCL and that we may indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our bylaws also require we advance expenses as incurred by directors and officers of the Company for the defense of any action for which indemnification is required or permitted. In addition, under the DGCL, we may be required to indemnify our directors and officers under certain other circumstances.

In addition to the indemnification under our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, provide that we will indemnify these directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request.

We carry and intend to maintain directors’ and officers’ liability insurance on behalf of each and any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions.

In addition, certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Item 16.	Exhibits
Reference is made to the Exhibit Index filed as part of this registration statement. All exhibits have been previously filed unless otherwise noted.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on this 3rd day of August, 2017.

WORKIVA INC.

By:	/s/ Matthew M. Rizai
Matthew M. Rizai, Ph.D. Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Matthew M. Rizai, Ph.D. and Martin J. Vanderploeg, Ph.D, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew M. Rizai Matthew M. Rizai, Ph.D.	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2017

/s/ J. Stuart Miller J. Stuart Miller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2017

/s/ Jill E. Klindt Jill E. Klindt	Senior Vice President, Treasurer and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2017

/s/ Martin J. Vanderploeg Martin J. Vanderploeg, Ph.D.	Director	August 3, 2017

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/s/ Michael M. Crow, Ph.D. Michael M. Crow, Ph.D.	Director	August 3, 2017

/s/ Robert H. Herz Robert H. Herz	Director	August 3, 2017

/s/ Eugene S. Katz Eugene S. Katz	Director	August 3, 2017

/s/ David S. Mulcahy David S. Mulcahy	Director	August 3, 2017

/s/ Suku Radia Suku Radia	Director	August 3, 2017

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EXHIBIT INDEX

Exhibit Number
Exhibit Description
1.1	Form of Underwriting Agreement*
4.1	Certificate of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on December 16, 2014
4.2	Bylaws of the Registrant, incorporated by reference from Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on December 16, 2014
4.3	Form of the Company’s Class A common stock certificate, incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on November 17, 2014
4.4	Form of certificate of designations of preferred stock*
4.5	Specimen certificate for preferred stock*
4.6	Form of senior indenture**
4.7	Form of subordinated indenture**
4.8	Form of note*
4.9	Form of warrant agreement (including form of warrant certificate)*
4.10	Form of rights agreement (including form of rights certificate)*
4.11	Form of unit agreement (including form of unit certificate)*
5.1	Opinion of Drinker Biddle & Reath LLP, regarding legality of securities**
12.1	Computation of ratio of earnings to fixed charges**
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm**
23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney (included on signature page)**
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee*

*To be subsequently filed, if applicable, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.

** Filed herewith.

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